Exhibit (a)(5)(iv)

Cannae Holdings, Inc. Commences Cash Tender Offer to Purchase Up to $200 Million in Value of Shares of its Common Stock

Las Vegas, March 1, 2024 – Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) today announced the commencement of a tender offer (the “Offer”) to purchase up to $200 million in aggregate purchase price of its outstanding shares of common stock, par value $0.0001 per share (the “Securities”), or such lesser aggregate purchase price of the Securities as are properly tendered and not properly withdrawn, at a single per-Security price not greater than $23.75 nor less than $20.75 per share to the seller in cash, less any applicable withholding taxes and without interest.

The Company is conducting the Offer by means of a procedure commonly called a “modified Dutch auction”, which allows shareholders to select the price, within the range specified above, and the number of Securities they are willing to sell at that price (or, should a higher price be determined as the “purchase price,” such higher price). Based on the number of Securities tendered and the prices specified by the tendering shareholders, the Company will determine the lowest price per share within the specified range that will enable the Company to purchase Securities having an aggregate purchase price of up to $200 million. If Securities having an aggregate purchase price of more than $200 million are tendered in the Offer, the Company may increase the number of Securities accepted for payment in the Offer by up to 2 percent of the Securities without extending the Offer.

The Offer is made in accordance with the terms and subject to the conditions described in the Offer to Purchase, dated March 1, 2024 (the “Offer to Purchase”), and the accompanying Letter of Transmittal, dated March 1, 2024 (together with the Offer to Purchase, the “Offer Materials”), as each may be amended or supplemented from time to time. The Offer will expire at 12:00 Midnight, New York City time, at the end of the day on April 1, 2024 (the “Expiration Date”), unless the Offer is extended or earlier terminated. Tenders of Securities must be made on or prior to the Expiration Date and may be withdrawn at any time prior to the Expiration Date in accordance with the procedures described in the Offer Materials.

The Company is aware of the discount that its shares trade to net asset value and appreciates the input from its shareholders on the importance of share buybacks. The Company believes that the Offer is consistent with its long-term goal of driving shareholder value and closing this gap. Further, the Offer also provides a mechanism for executing the Company’s authorized share repurchase program more rapidly than would be possible through open market repurchases. The Company believes that the modified Dutch auction tender offer provides its shareholders with the opportunity to tender all or a portion of their Securities, and thereby receive a return of some or all of their investment in the Company, if they so elect.

The Offer is not contingent upon the receipt of financing or any minimum number of Securities being tendered. However, the Offer is subject to a number of other terms and conditions, which are described in detail in the Offer to Purchase.

None of the Company, its directors, the dealer manager, the information agent or the depositary makes any recommendation as to whether any shareholder should participate or refrain from participating in the Offer or as to the purchase price or purchase prices at which shareholders may choose to tender their Securities in the Offer.

The Offer Materials will be mailed to record holders of Securities and will be furnished to brokers, dealers, commercial banks, trust companies, or other nominee shareholders and similar persons whose names, or the names of whose nominees, appear on the Company’s shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of the Securities. The Offer Materials contain important information that holders are urged to read before any decision is made with respect to the Offer.

Pursuant to Rule 13e-4(c)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is filing with the Securities and Exchange Commission (the “SEC”) an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the SEC’s website at www.sec.gov.

J.P. Morgan Securities LLC is acting as the dealer manager for the Offer. For additional information regarding the terms of the Offer, please contact: J.P. Morgan Securities LLC at (877) 371-5947 (toll-free). To confirm delivery of Securities, please contact D.F. King & Co., Inc., which is acting as the information agent for the Offer, at (866) 406-2284 (toll-free) or (212) 257-2468 (banks and brokers).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE SECURITIES. THE OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER MATERIALS, WHICH SET FORTH THE COMPLETE TERMS OF THE OFFER THAT HOLDERS OF THE SECURITIES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE COMPANY IS NOT MAKING THE OFFER IN ANY JURISDICTION WHERE IT WOULD BE ILLEGAL TO DO SO, PROVIDED THAT THE COMPANY WILL COMPLY WITH THE REQUIREMENTS OF RULE 13E-4(F)(8) PROMULGATED UNDER THE EXCHANGE ACT. HOWEVER, THE COMPANY MAY, AT ITS DISCRETION, TAKE ANY ACTIONS NECESSARY FOR IT TO MAKE THE OFFER TO STOCKHOLDERS IN ANY SUCH JURISDICTION IN COMPLIANCE WITH APPLICABLE LAWS. IN ANY JURISDICTION WHERE THE SECURITIES OR BLUE SKY LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON THE COMPANY’S BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

About Cannae Holdings, Inc.

We primarily acquire interests in operating companies and are actively engaged in managing and operating a core group of those companies. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business and we have no preset time constraints dictating when we sell or dispose of our businesses.

Forward-Looking Statements and Risk Factors

This press release, and any related oral statements contain forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, beliefs, plans, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: risks associated with our investment in JANA; changes in general economic, business and political conditions, including changes in the financial markets and changes in macroeconomic conditions resulting from the outbreak of a pandemic or escalation of the current conflict between Russia and Ukraine; risks associated with the Investment Company Act of 1940; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; risks related to the externalization of certain of our management functions to an external manager; and other risks.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Forms 10-Q, Form 10-K and our other filings with the Securities and Exchange Commission.

Contacts

Jamie Lillis

Managing Director, Solebury Strategic Communications

(203) 428-3223

jlillis@soleburystrat.com

Source: Cannae Holdings, Inc.